UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: September 8, 2014
(Date of earliest event reported)

Commission File Number	Registrant; State of Incorporation Address; and Telephone Number	IRS Employer Identification No.

1-11337	INTEGRYS ENERGY GROUP, INC. (A Wisconsin Corporation) 200 East Randolph Street Chicago, Illinois 60601-6207 (312) 228-5400	39-1775292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events
On September 8, 2014, The Peoples Gas Light and Coke Company ("PGL"), an indirect, wholly owned subsidiary of Integrys Energy Group, Inc. entered into an agreement with various parties to sell $200,000,000 of its First and Refunding Mortgage 4.21% Bonds, Series BBB Due November 1, 2044 (the “Bonds”).  The transaction will fund on November 3, 2014.  A portion of the proceeds from the sale of the Bonds will be used to refinance PGL’s existing $75 million First and Refunding Mortgage 4.875% Bonds, Series QQ, which become callable at par on November 1, 2014. The remaining proceeds will be used for general corporate purposes, including capital expenditures and the refinancing of short-term debt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRYS ENERGY GROUP, INC.

Date: September 9, 2014	By:	/s/ William J. Guc
	Name:	William J. Guc
	Title:	Vice President and Treasurer